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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

  [ x ] PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) November 12, 2003
                                                        -----------------

                        Commission file number 333-76723
                                               ---------


                                 SIMMONS COMPANY
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             (Exact name of registrant as specified in its charter)

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
             Delaware                                                 06-1007444
------------------------------------                          -----------------------------------
   (State or other jurisdiction of                            (I.R.S. Employer Identification No.)
    incorporation or organization)
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
One Concourse Parkway, Suite 800, Atlanta, Georgia                      30328-6188
--------------------------------------------------              ---------------------------
     (Address of principal executive offices)                           (Zip Code)
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Registrant's telephone number, including area code            (770) 512-7700
                                                     ---------------------------




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ITEM 5. OTHER EVENTS.

         Effective November 12, 2003, the Simmons Company (the "Company") amended its Credit and Guaranty Agreement dated as of October 29, 1998, as amended (the "Senior Credit Facility") to permit the Company to repurchase in 2003 up to $5.0 million of Simmons Holdings, Inc. ("Holdings") capital stock from certain Management Investors. All capitalized terms used herein and not otherwise defined are used as defined in the Senior Credit Facility.

         As of November 17, 2003 Holdings, the parent of the Company, and certain of the shareholders of Holdings entered into a stock purchase agreement with THL Bedding Company, an affiliate of Thomas H. Lee Partners.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        c) Exhibits

                10.6.6 Fifth Amendment to Credit and Guaranty Agreement dated as of November 12, 2003 to Credit and Guaranty Agreement dated as of October 29, 1998, as amended.

                99.1 Press release, dated November 17, 2003, announcing the sale of the Company to an affiliate of Thomas H. Lee
                        Partners.




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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons
Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                 SIMMONS COMPANY

By:                     /s/ William S. Creekmuir
              ------------------------------------------------
                            William S. Creekmuir
              Executive Vice President and Chief Financial Officer


Date:         November 17, 2003


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                                  EXHIBIT INDEX

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
Exhibit
Number                                   Exhibit Name
------                                   ------------
10.6.6                  Fifth Amendment to Credit and Guaranty Agreement dated as of November
                        12, 2003 to Credit and Guaranty Agreement dated as of October 29, 1998, as amended.

99.1                    Press release, dated November 17, 2003, announcing the sale of the
                        Company to an affiliate of Thomas H. Lee Partners.